PROSPECTUS AND			PRICING SUPPLEMENT NO. 18
PROSPECTUS SUPPLEMENT,		Effective at 10:42 AM ET
each dated July 13, 1995	January 12, 1996
CUSIP: 24422EGH6			Commission File No.: 33-60383
					Filed pursuant to Rule 424(b)(3)


		U.S. $793,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15, 							and at Maturity

PRINCIPAL AMOUNT:				$10,000,000

DATE OF ISSUE:				January 18, 1996

MATURITY DATE:				January 18, 2001

INTEREST RATE:				5.79% PER ANNUM

REDEMPTION PROVISIONS:			NONE






Salomon Brothers Inc
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